EXHIBIT 10.27

                 PAGING COMMUNICATIONS AGREEMENT

     AGREEMENT made this      day of February, 1996 between U.S.
PAGING SERVICES, INC., with a mailing address of P.O. Box 1645, Norcross, Georgia 30091-1645 ("USPS") and AMERICAN DRUG STORES, INC. d/b/a OSCO DRUG and SAV-ON DRUG, 1818 Swift Drive, Oak Brook, Illinois (collectively "ADS").

     WHEREAS, USPS is engaged in the business of processing and marketing paging products and services throughout the United
States pursuant to agreements with carriers operating paging networks (the "Carriers"), and

     WHEREAS, ADS desires to engage in the sale of pagers requiring network activation, and

     WHEREAS, ADS intends to exclusively (subject to the terms and conditions stated herein) utilize USPS to process pager activations and provide the cellular network service for the pagers purchased by ADS customers (the "Subscribers") in available coverage areas, and

     NOW THEREFORE, it is agreed as follows:

                       OBLIGATIONS OF USPS

1. Contracts with Carrier. During the term of this Agreement and any renewals thereof, USPS has and shall continue to have in effect binding contracts with the Carriers to provide paging network services in each coverage area set forth on Exhibit A attached hereto. In the event that USPS is unable or unwilling to provide pager activation services to ADS in a coverage area requested by ADS, then and in that event ADS shall have the option to obtain pager activation services in such coverage area from a pager network service provider of its choice, it being understood that USPS shall not be obligated to process activations supplied by such providers.

2.   Processing and Activation Services to be Performed by USPS.

     (a)  Processing of Information Required for Activation.
USPS will process the information received from Subscribers who call the 1-800 activation number included with the pager purchased by such Subscriber and provide the information required in Exhibit B attached hereto in accordance with the published
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rate plans and specified promotions in Exhibit C, to either the
USPS automated operator or the USPS customer service representative. USPS will promptly transfer the required information to the network service provider for activation.

     (b) Confidentiality. USPS shall electronically provide the information necessary for the activation and fulfillment of the pager purchased by the Subscriber to the Carrier contracted to USPS.

     (c) USPS Personnel and Systems Commitment. USPS shall staff personnel and automated stations in sufficient numbers and shall maintain the necessary systems and procedures to insure prompt and efficient handling of Subscriber inquiries concerning both the purchase and operation of the pagers and the activation process.

     (d) USPS Telephone. USPS will provide the Subscriber with a toll free 800 telephone number to USPS which shall be available to permit Subscribers to make inquiries including but not limited to the operation of the pagers and service activation.

          (i) The toll free number shall be staffed by USPS personnel eighteen (18) hours a day, seven days a week.

          (ii) The automated telephone information center shall be in operation twenty-four (24) hours a day, seven days a week.

          (iii) The automated order processing center shall be in operation twenty-four (24) hours a day, seven days a week.

3.   Commission Payments and Reports

     (a)  Payment of Commissions.  For each Net Pager Activation,
USPS will pay ADS a commission ("Commission") on the 20th day of the month following each Subscriber activation as follows:

          (i) $2.00 per Net Activation (Advertising Funds).

          (ii) $.50 per month for each Subscriber maintaining continuous service up to twenty-four months and $.25 per month during the remaining term of this Agreement. If the annual contract is renewed for a second year, $5.00 payable if the renewal is prepaid, upon renewal. If not prepaid, such commission will be paid on the 20th day of the month following payment. during the term of this agreement and any renewals thereof.



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     (b)  Definition of "Net Activations".  The term "Net
Activations" shall mean the number of pagers purchased by Subscribers which are activated by the Carrier for a period of not less than 90 days and such service is prepaid for 90 days by the Subscriber less the number of pagers returned by Subscribers (including exchanges where the Subscriber is to receive a different cap code) during such period, and Net Activations shall not include Subscribers who do not accept delivery of the pager purchased from ADS.

     (c)  Reports.

          (i) Month-to-Date, Year-to-Date Report - This report will provide the following status order information: orders transferred to the product vendor; name and address of each Subscriber; orders shipped to the Subscriber; pagers activated by the Carrier; and orders refused or canceled by Subscribers.

          (ii) Residual Report - This report will be submitted thirty days after activation setting forth Subscriber name, date of activation, number of months in service, accrued residuals, both month-to-date and year-to-date.

          (iii) Audit Procedure. ADS or its designee may, from time to time, audit such USPS books and records as are necessary to determine the number of Net Activations and the information set forth in 3(c)(i) and (ii) above. Such audits shall take place during normal business hours and shall occur upon a minimum of five (5) days notice by ADS to USPS.

     (d) USPS agrees to make available Carrier network paging services at the monthly rates set forth on Exhibit C attached subject to specified payment terms.

     (e) Commission Reductions and Product Changes. Commissions and paging products may be changed from time to time upon one hundred twenty (120) days prior written notice from USPS to ADS.

     (f) Compliance with Laws Procedures and Good Business Practices. USPS shall at all times conduct its business in compliance with all applicable laws and regulations of the federal, state and municipal governments and ethical business practices.

                       OBLIGATIONS OF ADS

4. (a) Exclusivity. Subject to terms and conditions hereof, ADS designates USPS as its exclusive pager activation service for the purpose of providing access to pager network service for the


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sale of pagers in each of the coverage areas designated on
Exhibit A, attached hereto as such retail locations are released to USPS by ADS management.

     (b) Product Supplier. ADS shall purchase all paging products from vendors designated by USPS pursuant to agreements between ADS and such vendors on terms and conditions approved by both ADS and USPS.

     (c)  Termination of Agreement.

          (i) USPS and ADS may terminate this Agreement immediately upon written notice to each other, if either party does any of the following:

               (A) makes a material misrepresentation or omission to induce the other party to enter this Agreement;

               (B) is convicted of, or pleads no contest to, any felony or other crime that is likely to adversely affect the reputation or goodwill of such other party.

          (ii) USPS may terminate this Agreement upon thirty (30) days prior written notice to ADS if ADS does any of the following:

               (A) repeatedly and regularly fails to comply with any provision of the rates and charges published by Carrier, which have been supplied to ADS by USPS;

               (B) becomes a Reseller of paging network services for any Carrier other than the Carrier designated by USPS;

               (C) ADS shall have thirty days after receipt of written notice from USPS to cure any deficiencies set forth in Sections 4(c)(i) and 4(c)(ii) above.

          (iii) ADS may terminate this Agreement upon thirty (30) days prior written notice to USPS in the event that

               (A) USPS is unable or unwilling to perform its respective obligations provided for in this Agreement to the satisfaction of ADS;

               (B) USPS violates any law, rule or regulation which in ADS's discretion may adversely affect the reputation and goodwill of ADS.


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               (C)  ADS desires to discontinue the sale of pagers
          and paging network services through the procedures described herein.

     (d) Survival of Obligations. All obligations of either party which expressly or by their own nature survive the expiration or termination of this Agreement shall continue in full force and effect notwithstanding its expiration or termination until they are satisfied in full or by their nature expire.

     (e) Severability and Substitution of Valid Provisions. Each provision of this Agreement shall be considered severable and if a provision is for any reason held to be invalid all remaining provisions shall be enforceable. If any provision of this Agreement is held to impose a restriction which is unenforceable in scope which could be made enforceable by limiting the scope, the parties agree to modify the scope of the provisions to preserve enforceability.

5. Term. Subject to the termination provisions set forth above, this agreement shall continue in full force and effect for a term of one (1) year from the date hereof. Following such one
(1) year period, this Agreement shall automatically renew for successive one year terms provided, however, that either party may terminate this Agreement at any time upon ninety (90) days prior written notice to the other party sent by certified or registered mail or reputable overnight carrier.

6. Entire Agreement. This Agreement contains the entire understanding of the parties hereto in respect of the subject matter contained herein. USPS may not assign this Agreement without the prior written consent of ADS.

7. Assignment. This Agreement and all the provisions herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8. Notices. All notices and other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed, certified-return receipt requested, with postage prepaid at the addresses set forth above or to such other address as shall be designated in writing.

9. Submission to Jurisdiction. The parties to this Agreement agree that any legal suit, action or proceeding arising out of or relating to this Agreement may be instituted in the state courts of the State of Illinos and the United States District Courts of


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Illinois; waives any objection which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding; and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

10. Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Illinois without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties herewith have caused the agreement to be signed as of the day and year first above written.
                              U.S. PAGING SERVICES, INC.


                              BY:___________________________


                              AMERICAN DRUG STORES, INC.
                              d/b/a OSCO DRUG and SAV-ON DRUG


                              BY:___________________________




















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                            EXHIBIT A

              (U.S. Map depicting National/Regional Coverage)
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                            EXHIBIT B

              INFORMATION REQUIRED FROM SUBSCRIBER
                    FOR AT HOME ACTIVATION



ORDER DATE

NAME  (Last, First, M.I.)

BILLING ADDRESS

CITY

STATE

ZIP

SOCIAL SECURITY #

DRIVER'S LICENSE NO.

BILLING PHONE

RATE PLAN

PAYMENT TERMS

CAP CODE

CREDIT CARD TYPE, NUMBER
AND EXPIRATION DATE


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                            EXHIBIT C

                              MONTHLY*  YEARLY
Local                         $ 8.95    $ 6.95
State                         $14.95    $12.95
Regional                      $24.95    $21.95
National                      $29.95    $34.95
Voice Mail
     Small Talk               $ 4.95    $ 4.95
     Standard                 $ 6.95    $ 6.95
     Executive                $ 9.95    $ 9.95
Alpha Numeric                 $12.95    $12.95
Personal 800#                 $10.00    $10.00
Page Recall                   $ 2.00    $ 2.00
Custom Greeting               $ 2.00    $ 2.00
Personal Pager Protection     $ 2.00    $ 2.00

*Effective January 15, 1996 all subscribers must prepay 90 days service upon activation.

                     SERVICE PROMOTION RATES

                    YEARLY    PAGER REBATE*
Local               $ 6.95    $20.00
State               $15.95    $20.00
Regional            $24.95    $20.00
National            $34.95    $20.00
Alpha Numeric       $10.95    $20.00
             SPECIAL PRODUCT/SERVICE PROMOTION RATE

SERVICE   MONTHLY   PRODUCT          PAGER REBATE*
Local     $6.95*    Uniden LS        $20.00
Local     $6.95*    Intek Inkeeper   $20.00

*Three months prepaid.  No annual contract.